CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 26 to the registration statement on Form N-1A (the "Registration Statement") of our reports June 17, 1999 relating to the financial statements and financial highlights appearing in the May 31, 1999 Annual Reports to Shareholders of T. Rowe Price Corporate Income Fund, Inc., T. Rowe Price GNMA Fund, T. Rowe Price High Yield Fund, Inc., T, Rowe Price New Income Fund, Inc.,
T. Rowe Price Personal Strategy Balanced Fund, T. Rowe Price Personal Strategy Growth Fund, and T. Rowe Price Personal Strategy Income Fund (comprising T. Rowe Price Personal Strategy Funds, Inc.), T. Rowe Price Prime Reserve Fund, Inc., Reserve Investment Fund and Government Reserve Investment Fund (comprising Reserve Investment Funds, Inc.), T. Rowe Price Short-Term Bond Fund, Inc., T. Rowe Price Short-Term U.S. Government Fund, Inc., U.S. Treasury Intermediate Fund, U.S. Treasury Long-Term Fund, and U.S. Treasury Money Fund (comprising T. Rowe Price U.S. Treasury Funds, Inc.), which are incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Baltimore, Maryland
March 23, 2000